Exhibit 99.1

OPENWAVE REPORTS FOURTH QUARTER FINANCIAL RESULTS

Largest Bookings Quarter in Company History

REDWOOD CITY, Calif. — August 4, 2005 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its fourth fiscal quarter ended June 30, 2005 were $100.3 million, an increase of $23.5 million, or 31%, from $76.8 million during the June quarter in the preceding year. Openwave posted bookings of $130.4 million, the highest level in the company’s history.

“Our momentum continues to accelerate as we delivered our largest bookings quarter ever, greatly bolstered our cash position, and added new customers across the world,” said David Peterschmidt, president and CEO of Openwave. “In the next quarter, Openwave will power over a trillion messaging transactions as we capitalize on our unique product assets to take advantage of the major trends in the telecommunications industry.”

Including $64.6 million in restructuring charges, net loss for the fourth fiscal quarter ended June 30, 2005 on a GAAP basis was $62.3 million, or $0.91 per share, compared to a net loss of $0.7 million, or $0.01 per share, for the June quarter in the preceding year. Net income on a non-GAAP basis, which excludes amortization of intangibles and acquisition-related stock-based compensation, and restructuring and related costs, for the fourth fiscal quarter ended June 30, 2005 was $4.8 million, or $0.07 per diluted share. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At June 30, 2005, the Company had cash, cash equivalents, short-term and long-term investments totaling $286.8 million, of which $24.3 million is set aside as restricted cash. Net cash generated from operating activities during the three months ended June 30, 2005 was $9.1 million, which included $3.0 million of cash used for restructuring liabilities.

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Page 2 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal fourth quarter ended June 30, 2005. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (800) 230-1092 or (612) 288-0318 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. eastern time on August 4 by calling (800) 475-6701. The replay can be accessed internationally by calling (320) 365-3844. Reservation number: 790128.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income (loss), which excludes amortization of intangibles and acquisition-related stock-based compensation, and restructuring and related costs. The company considers this to be an important measure because it provides a useful measure of the operational performance of the company and is used by the company’s management for that purpose. In addition, investors often use a measure such as this to evaluate the financial performance of a company. Non-GAAP net income (loss) results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Page 3 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call may contain forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition and pricing pressure on our products; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

# # #

© 2005 Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS: Amy Staas VP Finance and Investor Relations Openwave Systems Inc. (805) 884-5359	MEDIA CONTACTS: Hannah Newton Openwave Systems (650) 480 7119 Hannah.newton@openwave.com Julie Keslik Supan Zeno Group for Openwave (415) 309-2954 julie.supan@zenogroup.com

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Page 4 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2005	June 30, 2004
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$236,555	$269,771
Accounts receivable, net	144,853	78,421
Other current assets	21,961	15,694

Total current assets	403,369	363,886
Property and equipment, net	16,765	30,552
Long-term investments	25,909	44,663
Restricted cash	24,293	27,384
Intangibles, net and other assets	34,884	9,300
Goodwill	44,073	723

	$549,293	$476,508

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,861	$4,697
Accrued liabilities	54,429	36,679
Accrued restructuring costs	20,236	10,429
Deferred revenue	72,994	60,662

Total current liabilities	158,520	112,467

Accrued restructuring costs, less current portion	77,261	38,838
Deferred revenue, less current portion	4,025	1,321
Deferred rent obligations	691	4,308
Deferred tax liabilities, less current portion, net	5,025	—
Convertible subordinated notes, net	147,367	146,542

Total liabilities	392,889	303,476

Total stockholders’ equity	156,404	173,032

	$549,293	$476,508

Page 5 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
License	$43,172	$48,417	$36,848	$175,565	$145,668
Maintenance and support services	24,490	24,460	21,172	93,295	84,163
Professional services	22,997	20,657	13,427	75,422	47,015
Project/Systems	9,607	12,732	5,375	39,353	13,945

Total revenues	100,266	106,266	76,822	383,635	290,791

Cost of revenues:
License	1,385	408	669	2,964	4,720
Maintenance and support services	9,173	9,064	6,111	31,822	24,588
Professional services	14,916	15,133	11,396	55,564	38,816
Project/Systems	6,075	8,281	4,996	23,588	9,879
Amortization of intangible assets	1,817	1,692	619	6,059	3,063

Total cost of revenues	33,366	34,578	23,791	119,997	81,066

Gross profit	66,900	71,688	53,031	263,638	209,725

Operating Expenses:
Research and development	25,369	25,330	20,284	94,986	93,260
Sales and marketing	23,252	26,144	23,596	97,693	97,765
General and administrative	12,431	12,190	7,284	46,312	33,355
Restructuring and other related costs	64,600	4,468	(570)	70,560	2,426
Stock-based compensation	2,365	1,011	723	5,202	3,150
Amortization of other intangible assets	736	772	67	2,788	269

Total operating expenses	128,753	69,915	51,384	317,541	230,225

Operating income (loss)	(61,853)	1,773	1,647	(53,903)	(20,500)
Interest and other expense, net	622	(1,397)	(541)	582	(12)

Income (loss) before provision for income taxes	(61,231)	376	1,106	(53,321)	(20,512)
Income taxes	1,107	2,990	1,843	8,808	9,339

Net loss	$(62,338)	$(2,614)	$(737)	$(62,129)	$(29,851)

Basic net loss per share	$(0.91)	$(0.04)	$(0.01)	$(0.93)	$(0.48)

Diluted net loss per share	$(0.91)	$(0.04)	$(0.01)	$(0.93)	$(0.48)

Shares used in computing basic net loss per share	68,264	67,131	63,978	66,650	62,310
Shares used in computing diluted net loss per share	68,264	67,131	63,978	66,650	62,310

Page 6 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Reconciliation between GAAP net income (loss) and Non-GAAP:
GAAP net loss	$(62,338)	$(2,614)	$(737)	$(62,129)	$(29,851)
Add back:
Restructuring and other related costs	64,600	4,468	(570)	70,560	2,426
Amortization of acquisition-related intangibles	2,553	2,464	686	8,847	3,332
Amortization of acquisition-related stock-based compensation	—	339	—	339	—

Non-GAAP net income (loss)	$4,815	$4,657	$(621)	$17,617	$(24,093)

Basic net loss per share	$(0.91)	$(0.04)	$(0.01)	$(0.93)	$(0.48)
Add back:
Restructuring and other related costs	0.94	0.06	(0.01)	1.05	0.04
Amortization of acquisition-related intangibles	0.04	0.04	0.01	0.13	0.05
Amortization of acquisition-related stock-based compensation	—	0.01	—	0.01	—

Non-GAAP net income (loss)	$0.07	$0.07	$(0.01)	$0.26	$(0.39)

Shares used in computing basic earnings (net loss) per share	68,264	67,131	63,978	66,650	62,310

Diluted net loss per share*	$(0.86)	$(0.04)	$(0.01)	$(0.88)	$(0.48)
Add back:
Restructuring and other related costs	0.89	0.06	(0.01)	1.00	0.04
Amortization of acquisition-related intangibles	0.04	0.04	0.01	0.13	0.05
Amortization of acquisition-related stock-based compensation	—	0.01	—	—	—

Non-GAAP net income (loss) per share	$0.07	$0.07	$(0.01)	$0.25	$(0.39)

Shares used in computing diluted earnings (net loss) per share	72,855	71,245	63,978	70,318	62,310

*	GAAP net loss divided by non-GAAP “shares used in computing diluted earnings (net loss) per share.”

Page 7 of 7 — Openwave Reports Fourth Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Fiscal Year Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Cash flows from operating activities:
Net loss	$(62,338)	$(2,614)	$(737)	$(62,129)	$(29,851)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization of intangibles and stock-based compensation	7,522	6,328	5,012	24,938	26,310
Provision for (recovery of) doubtful accounts	—	(40)	(53)	2,130	(1,333)
Noncash charges related to restructured property and equipment	63,755	4,468	—	69,028	813
Other non-cash expenses, net	165	383	(1,506)	1,232	(612)
Changes in operating assets and liabilities, net of effect of acquisitions	(23)	(9,408)	(2,902)	(42,811)	(43,129)

Net cash provided by (used for) operating activities	9,081	(883)	(186)	(7,612)	(47,802)

Cash flows from investing activities:
Purchases of property and equipment, net	(4,231)	(3,046)	(4,241)	(12,298)	(6,961)
Purchases of intangible assets	—	—	—	(450)	—
Acquisitions, net of cash acquired	(167)	(5,190)	—	(52,755)	—
Proceeds from short-term investments, net	12,562	6,698	56,110	29,350	(8,095)
Proceeds (purchases) of long-term investments, net	(3,521)	(312)	5,146	(4,110)	(38,107)
Restricted cash and investments, and non-marketable securities	1,501	1,938	181	2,282	(5,113)

Net cash provided by (used for) investing activities	6,144	88	57,196	(37,981)	(58,276)

Cash flows from financing activities:
Net proceeds from issuance of common stock	11,761	4,295	1,857	22,978	18,193
Net proceeds from issuance of convertible debt	—	—	—	—	144,975
Other, net	(3,805)	—	(699)	(3,805)	50

Cash provided by financing activities	7,956	4,295	1,158	19,173	163,218

Effect of exchange rates on cash and cash equivalents	(526)	(676)	—	(587)	—

Net increase (decrease) in cash and cash equivalents	22,655	2,824	58,168	(27,007)	57,140
Cash and cash equivalents at beginning of period	103,807	100,983	95,301	153,469	96,329

Cash and cash equivalents at end of period	$126,462	$103,807	$153,469	$126,462	$153,469